Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2010, accompanying the consolidated financial statements included in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ameris Bancorp on Form S-8 (File No. 333-131244) and on Form S-3 (File Numbers 333-156367 and 333-163271).

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

March 12, 2010